April 22, 2010

JPMorgan Insurance Trust
1111 Polaris Parkway
Columbus, Ohio 43271-0211

Re: JPMorgan Insurance Trust.

(File Nos. 33-66080 and 811-7874)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 35 to the Registration Statement of JPMorgan Insurance Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ DECHERT LLP